Exhibit 99.1

ORIC Pharmaceuticals Reports First Quarter 2023 Financial Results and Operational Updates

Initial Phase 1b data for three ongoing clinical trials expected in second half of 2023:

ORIC-533 in multiple myeloma, ORIC-114 in EGFR/HER2-mutated cancers, and ORIC-944 in prostate cancer

Preclinical data for ORIC-944 and PLK4 program presented at the 2023 AACR Annual Meeting

Cash and investments of $208.9 million expected to fund operating plan into first half of 2025

SOUTH SAN FRANCISCO and SAN DIEGO, CA – May 8, 2023 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended March 31, 2023.

“We continue to execute and make strong progress in advancing our novel oncology pipeline,” said Jacob M. Chacko, MD, chief executive officer. “At the 2023 AACR meeting, we presented promising preclinical data highlighting our comprehensive biomarker strategy for ORIC-944, our allosteric PRC2 inhibitor, and preclinical data for our PLK4 program, demonstrating the potential of highly selective PLK4 inhibition as a synthetic lethal approach for TRIM37 amplified cancers. Our three clinical programs are enrolling steadily and we look forward to reporting initial clinical data from our ongoing studies in the second half of 2023.”

First Quarter 2023 and Other Recent Highlights

ORIC-533: a highly potent, orally bioavailable small molecule inhibitor of CD73

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Enrolling a Phase 1b trial of ORIC-533 as a single-agent, in patients with relapsed/refractory multiple myeloma.
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Expect to report initial Phase 1b data for ORIC-533 in the second half of 2023.

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

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Enrolling a Phase 1b trial of ORIC-114 as a single-agent, in patients with advanced solid tumors with EGFR and HER2 exon 20 alterations or HER2 amplifications, including patients with CNS metastases that are either treated or untreated but asymptomatic.
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Expect to report initial Phase 1b data for ORIC-114 in the second half of 2023.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

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Enrolling a Phase 1b trial of ORIC-944 as a single-agent, in patients with advanced prostate cancer.
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Presented preclinical data highlighting a comprehensive biomarker strategy for the ongoing Phase 1b trial in metastatic prostate cancer at the 2023 AACR Annual Meeting.
•
Expect to report initial Phase 1b data for ORIC-944 in the second half of 2023.

Discovery Pipeline:

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Presented preclinical data confirming the therapeutic potential of highly selective PLK4 inhibition as a synthetic lethal therapy for TRIM37 amplified breast cancers at the 2023 AACR Annual Meeting.

First Quarter 2023 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $208.9 million as of March 31, 2023, which the company expects will be sufficient to fund its operating plan into the first half of 2025.

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R&D Expenses: Research and development (R&D) expenses were $19.5 million for the three months ended March 31, 2023, compared to $16.8 million for the three months ended March 31, 2022, an increase of $2.7 million. The increase was due to a net increase in external expenses related to the advancement of product candidates and discovery programs, as well as higher personnel costs.

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G&A Expenses: General and administrative (G&A) expenses were $6.2 million for the three months ended March 31, 2023, compared to $6.4 million for the three months ended March 31, 2022, a decrease of $0.3 million.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-533, ORIC-114 and ORIC-944 clinical trials; plans underlying any of ORIC’s other programs; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2023, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$189,629	$206,272
Prepaid expenses and other current assets	3,535	4,185
Total current assets	193,164	210,457

Long-term investments	19,309	21,951
Property and equipment, net	3,112	3,253
Other assets	11,063	11,517
Total assets	$226,648	$247,178

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,930	$1,320
Accrued liabilities	12,937	14,068
Total current liabilities	14,867	15,388

Other long-term liabilities	8,969	9,439
Total liabilities	23,836	24,827

Total stockholders' equity	202,812	222,351
Total liabilities and stockholders' equity	$226,648	$247,178

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$19,516	$16,828
General and administrative	6,162	6,430
Total operating expenses	25,678	23,258
Loss from operations	(25,678)	(23,258)

Other income:
Interest income, net	1,733	99
Total other income	1,733	99
Net loss	$(23,945)	$(23,159)
Other comprehensive income (loss):
Unrealized gain (loss) on investments	792	(699)
Comprehensive loss	$(23,153)	$(23,858)
Net loss per share, basic and diluted	$(0.53)	$(0.59)
Weighted-average shares outstanding, basic and diluted	45,090,166	39,431,722